Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-3 (No.s 333-143934, 333-143058, 333-141472, 333-128990, 333-114793, 333-109641 and 333-76544) of IDM Pharma, Inc. and in the related Prospectus and in the Registration Statement on Form S-8 (No.s 333-151987, 333-144330, 333-136647, 333-128178, 333-117116, 333-107416, 333-87266, 333-64238, 333-63950, 333-44852, 333-87759, 333-62437, 333-11577) pertaining to the 1989 Stock Plan, 1994 Non-Employee Directors’ Stock Option Plan, As Amended, 1997 Stock Option Plan, 2000 Stock Plan, As Amended, 2001 Employee Stock Purchase Plan, As Amended, Employee Stock Purchase Plan For Employees of IDM Pharma S.A., the IDM Pharma, Inc. Option Liquidity Agreements of IDM Pharma, Inc. of our report dated March 31, 2009, with respect to the consolidated financial statements of IDM Pharma, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Los Angeles, California
March 31, 2009